      HERITAGE CAPITAL APPRECIATION TRUST
77.0. Transactions effected pursuant to Rule 10F3.
                                                                                          SECURITIES
                                                DATE OFFERING      PURCHASE               ACQUIRED       AMOUNT      TOTAL
     SECURITY:               DATE OF PURCHASE:  COMMENCED:         PRICE:    COMMISSION:  FROM:          PURCHASED:  OFFERING:
    1 Infinity Broadcasting  December 10, 1998  December 10, 1998  20.50     $0.50        Merrill Lynch  $1,578,000  $2,870,000,000
      Corp.